As filed with the Securities and Exchange Commission on June 5, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-1/A

Pre-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Aurora Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	1040	13-3945947
(State or Other Jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Lars Pearl
C/- Coresco AG Level 3 Gotthardstrasse 20 6304 Zug Switzerland	C/- Coresco AG Level 3 Gotthardstrasse 20 6304 Zug Switzerland
Telephone: (+41) 7887-96966 Facsimile: (+41) 44 274 2818	Telephone: (+41) 7887-96966 Facsimile: (+41) 44 274 2818
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq. Elishama Rudolph, Esq. Sierchio & Company, LLP 430 Park Avenue 7th Floor New York, New York 10022 Telephone: (212) 246-3030 Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Aurora Gold Corporation (the “Registrant”), pursuant to the provisions of Rule 477 promulgated under the Securities Act of 1933, as amended, hereby files this Pre-Effective Amendment No.1 to withdraw the Registration Statement on Form S-1, File No. 333-185908 (the “Registration Statement”), to deregister all of the 135,000,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.001, originally registered pursuant the Registration Statement on behalf of the Selling Shareholder named therein. The Registration Statement has not been declared effective; accordingly, none of the Shares have been or will be offered pursuant to the Registration Statement. The Registrant confirms its understanding that the fee paid upon the filing of the Registration Statement will not be refunded.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of this registrant's registration statement on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 5, 2013.

Aurora Gold Corporation

By: / s/ Lars Pearl

Name: Lars Pearl

Title: President, Chief Executive Officer, (Principal Executive Officer) and Director